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                                                     Exhibit 23.1

               Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 dated February 21, 1992
(No. 33-45911), December 3, 1992 (No. 33-55308), January 27, 1993
(No. 33-57712), June 10, 1993 (No. 33-64102) and September 22, 1993
(No. 33-69196) of SA Holdings, Inc. of our report dated April 12, 1995 appearing on Page F-3 of the Company's Annual Report on Form 10-KSB, which is incorporated by reference in the Company's Form 8-K/A-2 dated December 11, 1995.

PRICE WATERHOUSE LLP
Dallas, Texas
December 11, 1995